Exhibit 1

Schedule 13D Joint Filing Agreement

The undersigned and each other person executing this joint filing agreement (this “Agreement”) agree as follows:

The undersigned is eligible to file a statement or statements on Schedule 13D pertaining to the common stock, of Bridge Capital Holdings, a California corporation, to which this Agreement is an exhibit.  The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.  The undersigned agrees that such statement is being filed by and on behalf of each of the persons executing this Agreement.

After reasonable inquiry and to the best of my knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct

In Witness Whereof, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date set forth below.

Date: May 29, 2009

CARPENTER COMMUNITY BANCFUND, LP

By:	Carpenter Fund Manager GP, LLC

By:	/s/ John D. Flemming
Name: John D. Flemming
Title: Managing Member

CARPENTER COMMUNITY BANCFUND-A, LP

By:	Carpenter Fund Manager GP, LLC

By:	/s/ John D. Flemming
Name: John D. Flemming
Title: Managing Member

CARPENTER COMMUNITY BANCFUND-CA, LP

By:	Carpenter Fund Manager GP, LLC

By:	/s/ John D. Flemming
Name: John D. Flemming
Title: Managing Member

CARPENTER FUND MANAGER GP, LLC

By:	/s/ John D. Flemming
Name: John D. Flemming
Title: Managing Member

/s/ Edward J. Carpenter*
Edward J. Carpenter

/s/ John D. Flemming
John D. Flemming

/s/ Howard N. Gould*
Howard N. Gould

/s/ Arthur A. Hidalgo*
Arthur A. Hidalgo

/s/ James B. Jones*
James B. Jones

*By Robert E. Sjogren, attorney-in-fact